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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 1, 2002

                                 EUROTECH, LTD.
                                 --------------
             (Exact name of registrant as specified in its charter)



     District of Columbia               000-22129             33-0662435
----------------------------     ------------------------   --------------
(State or other jurisdiction     (Commission File Number)   (IRS Employer
    of incorporation)                                      Identification No.)


                          10306 Eaton Place, Suite 220
                             Fairfax, Virginia 22030
                             -----------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (703) 352-4399

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         On February 1, 2002, the Company executed an agreement with Woodward, LLC ("Woodward") for the private placement of Series A 3% Convertible Preferred Stock (the "Preferred Stock") with a commitment amount of $2,500,000 to support ongoing operations, corporate development and development of its technologies (the "February 1, 2002 Agreement"). On February 1, 2002 the Company amended its Articles of Incorporation to designate 25,000 shares of its preferred stock as "Series A 3% Convertible Preferred Stock" and to establish the preferences, conversion rights, voting powers, restrictions, limitation as to distributions, qualifications, and terms of redemption of the Preferred Stock.

         In connection with the initial closing under the February 1, 2002 Agreement, which took place on February 6, 2002, Eurotech issued 10,000 shares of Preferred Stock for $1,000,000, which is convertible, at the option of shareholder, into shares of common stock, $.00025 par value per share, of the Company (the "Common Stock") at $.50 per share. The holders of Preferred Stock are entitled to receive dividends at a rate of three percent (3%) per annum of the liquidation preference of $100 per share (the "Liquidation Preference"), which are fully cumulative, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock) or other distribution on the Common Stock of the Company. The dividends on the Preferred Stock accrue from the date of issuance of each share and are payable semi-annually on June 30 and December 30 of each year (each a "Dividend Date") commencing on June 30, 2002. The dividends on the Preferred Stock are payable only when, as and if declared by the Board of Directors out of funds legally available therefore. Moreover, holders of the Preferred Stock are entitled to a preferred distribution in the event of a liquidation, dissolution or winding up. In addition, as part of the closing of the February 1, 2002 Agreement, Woodward and the Company entered into a Registration Rights Agreement dated as of February 1, 2002, wherein the Company granted certain registration rights to Woodward including, but not limited to, the provision that that Company shall prepare and file with the Securities and Exchange Commission ("SEC"), as soon as possible after the Closing Date but in no event later than May 20, 2002, either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by Woodward shares of Common Stock issuable in respect of the Preferred Stock sold pursuant to the February 1, 2002 Agreement.

         As part of the February 1, 2002 Agreement, the Company also executed a Repricing Rights Agreement (the "Repricing Agreement"). Under the Repricing Agreement, upon conversion, all of the Preferred Stock issued to Woodward is subject to repricing. Upon conversion of the Preferred Stock into Common Stock, the earliest tranche of which is convertible no earlier than September 1, 2002, Woodward has the right to have additional shares of Common Stock issued to it to the extent that during the month immediately following conversion of the Preferred Stock the market price of the Company's outstanding shares is not at least equal to a specified price in excess of the original issue price. Pursuant to these reset provisions, during each Repricing Period, if the average of the lowest Closing Bid Prices for any five (5) Trading Days (not necessarily consecutive) during a Repricing Period (the "Repricing Price") is not equal to or greater than the Target Price, then the Repriced Shares shall be repriced, and the Company shall issue to Woodward the number of additional shares of Common Stock as determined by the following formula: (Target Price-Repricing Price) multiplied by (the Number of the Repriced Shares) divided by the Repricing Price. The initial Target Price is $3.618 per share.

         The three closing dates for the sale of the remaining balance of $1,500,000 of the $2,500,000 commitment are May 30, 2002, August 30, 2002 and
November 30, 2002. These closings are subject to customary conditions to closing, including but not limited to, the issuance and delivery of the subject securities, reaffirmation of all representations and warranties of the Company made in the February 1, 2002 Agreement, issuance an opinion by the Company's counsel, timely issuance of all shares pursuant to the Repricing Agreement, availability and reservation of shares for issuance under the Agreement and a representation and warranty that there has been no material adverse change to the business, operations or financial condition of the Company.

         In connection with the above-referenced private placement and pursuant to the Repricing Agreement, the Company and Woodward have modified certain terms and provisions of two previously executed Stock Purchase Agreements, specifically the Common Stock Purchase Agreement dated April 17, 2000 for 2,000,000 shares and the Common Stock Purchase Agreement dated March 30, 2001 for 1,333,333 shares.


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         With regard to the Second and Third Repricing Periods of the Common
Stock Purchase Agreement dated April 17, 2000, by a Letter Agreement dated December 28, 2001 the Company and Woodward modified the reset shares and satisfied all obligations arising out of the Second and Third Repricing Periods that were due and owing by the Company by issuing 2,500,000 shares of Common Stock to Woodward.

         Additionally, the Company and Woodward agreed to modify the reset shares and satisfy all obligations arising out of the Fourth and Fifth Repricing Periods of the Common Stock Purchase Agreement dated April 17, 2000. This was done through the issuance of 6,000,000 additional shares of the Company's Common Stock. With respect to the number of additional shares issuable pursuant to the Sixth Repricing Period of the Common Stock Purchase Agreement dated April 17, 2000 and the First, Second, and Third Repricing Periods of the Common Stock Purchase Agreement dated March 30, 2001, the number of shares shall be reduced or increased, as the case may be and in four equal installments by the amount that the 6,000,000 additional shares are greater than (in which case there shall be a reduction) or less than (in which case there shall be an increase) the number of shares exceeding zero determined according to the following formula:

         As to 3,000,000 of the 6,000,000 Shares:

         (3.76-Measurement Period Price) x (333,333)/ Measurement Period Price), where the Measurement Period Price is the average Closing Bid Price for the period commencing on March 1, 2002, and ending twenty (20) Business Days after such date.

         As to 3,000,000 of the 6,000,000 Shares:

         (3.76-Measurement Period Price) x (333,333)/ Measurement Period Price), where the Measurement Period Price is the average Closing Bid Price for the period commencing on April 1, 2002, and ending twenty (20) Business Days after such date.

         In the event that such adjustment results in a reduction in the number of additional shares issuable pursuant to the Sixth Repricing Period of the Common Stock Purchase Agreement dated April 17, 2000 and the First, Second, and Third Repricing Periods of the Common Stock Purchase Agreement dated March 30, 2001, exceeding the number of additional shares issuable, Woodward shall surrender to the Company for cancellation, without payment of any consideration by the Company, shares of Common Stock owned by Woodward in an amount equal to the excess shares as calculated above.

         In contemplation of this $2.5 million financing, in May 2001 Woodward LLC agreed to adjust reset prices downward from 9.375 to 3.76, thereby reducing the actual and potential dilution to Eurotech's shareholders resulting from the April 2000 and March 2001 financings.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

         10.20.16 Securities Purchase Agreement as of February 1, 2002 between Eurotech, Ltd. and Woodward, LLC

         10.20.17 Repricing Rights Agreement dated as of February 1, 2002 between Eurotech, Ltd. and Woodward, LLC

         10.20.18 Registration Rights Agreement dated as of February 1, 2002 between Eurotech, Ltd. and Woodward, LLC

         10.20.19 Letter Agreement dated December 28, 2001 between Eurotech, Ltd. and Woodward LLC

         10.20.20 Certificate of Amendment of the Articles of Incorporation of Eurotech, Ltd. duly filed with the Government of the District of Columbia, Department of Consumer and Regulatory Affairs on February 1, 2001



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EUROTECH LTD.

March 1, 2002


                                           BY: /S/ DON V. HAHNFELDT
                                           -------------------------------------
                                           DON V. HAHNFELDT
                                           CHAIRMAN AND EXECUTIVE VICE PRESIDENT